United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report:  May 20, 2011

GeneLink, Inc.
(Exact Name of Registrant as Specified in its Charter)

PA	00-30518	23-2795613
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

317 Wekiva Springs Road, #200, Longwood, FL 32779
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 558-4363

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c)  Appointment of Executive Officer

On May 20, 2010, GeneLink, Inc. (the “Company”) appointed John A. Webb, CPA as Chief Financial Officer of the Company effective June 1, 2011.

Mr. Webb, age 51, served as the Director of Finance/Controller of GeneLink, Inc. since 2008.  He has over twenty-five years of experience in corporate and entrepreneurial financial management, as both CPA and financial executive. In addition to his experience as a CPA/consultant, he has served as controller of Regal Marine Industries and CFO of VC-funded technology startup CISystems, and director of finance for one of the world’s largest global non-profits. He has an MBA (cum laude) from the Rollins College Roy E. Crummer Graduate School of Business and a BS (cum laude) in accounting from the University of Arizona.  He has been a CPA since 1983 and is a board member of the Central Florida chapter of Financial Executives International.

(e)  Compensation Arrangement for Executive Officer

The Company has agreed to pay Mr. Webb a base salary of $110,000 per year. Commencing July 1, 2011, Mr. Webb is eligible to receive an annual bonus up to 60% of his base salary. The annual bonus will be based 70% on the Company’s performance and 30% based on individual performance.

On May 20, 2011 Mr. Webb also received options to acquire 100,000 shares of common stock at an exercise price of $0.08 per share. These options vest in 4 equal annual installments commencing on date of grant.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 20, 2011, GeneLink, Inc. ("GeneLink") held its Annual Meeting of Shareholders (the "Meeting") in Orlando Florida. Of the 159,043,515 shares of common stock outstanding and entitled to vote as of the record date, 115,067,261 shares (72%) were present or represented by proxy at the Meeting.  GeneLink's shareholders approved all of the nominees and proposals, specifically (1) the election of Douglas M. Boyle, Bernard L. Kasten, Jr., M.D., James A. Monton and Robert P. Ricciardi, Ph.D. as directors to hold office until the 2012 Annual Meeting of Shareholders or until their successors are elected, (2) the amendments to GeneLink's Articles of Incorporation, and (3) the adoption and approval of GeneLink's 2011 Stock Option Plan.  The results of the voting on the matters submitted to the shareholders were as follows:

1.  Election of four (4) directors to hold office until the 2012 Annual Meeting of Shareholders or until their successors are elected.

Name	Votes For	Withheld Approval	Broker Non-Votes
Douglas M. Boyle	74,367,392	294,864	38,575,005
Bernard L. Kasten, Jr., M.D.	74,363,376	663,880	38,575,005
James A. Monton	74,747,953	244,303	38,575,005
Robert P. Ricciardi, Ph.D.	74,308,376	628,880	38,575,005

2.  Proposal to adopt and approve the Amendment to the Corporation’s Articles of Incorporation to increase the capitalization from 250,000,000 shares of common stock, $0.01 par value, to 350,000,000 shares of common stock, $0.01 par value.

Votes For	Votes Against	Abstain
106,831,188	8,140,080	95,993

3. Proposal to adopt and approve the 2011 Stock Option Plan.

Votes For	Votes Against	Abstain	Broker Non-Votes
68,657,067	6,328,389	6,800	38,575,005

ITEM 8.01 OTHER EVENTS

On May 20, 2011, GeneLink held a meeting of its Scientific Advisory Board and appointed two new members to its Scientific Advisory Board, Maggie Palazzolo and Stephanie Heinrich.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeneLink, Inc. (Registrant) By: /s/ Bernard L. Kasten, Jr. M.D. Bernard L. Kasten, Jr. M.D. CEO

Dated: May 26, 2011